     As filed with the Securities and Exchange Commission on January 13, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
__________________________

PROCERA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

33-0974674
(IRS Employer Identification No.)

__________________________

100C Cooper Court
Los Gatos, California 95032
(408) 890-7100
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
__________________________

James F. Brear
Chief Executive Officer
Procera Networks, Inc.
100C Cooper Court
Los Gatos, California 95032
(408) 890-7100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
__________________________

Copies to:

Eric C. Jensen, Esq.
Michael E. Tenta, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	18,000,000	$0.55	$9,900,000	$705.87

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)
Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended. The price per share of common stock is based on the average of the high and low prices of Registrant’s common stock on January 6, 2010 as reported on the NYSE Amex Equities U.S.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 13, 2010

PROSPECTUS

18,000,000 Shares of Common Stock

From time to time, we may offer and sell shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus, to be determined at or prior to the time of sale, up to 18,000,000 shares. We will specify in an accompanying prospectus supplement the terms of any offering.  We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering.  We may sell these shares to or through underwriters and also to other purchasers or through agents.  We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement and/or free writing prospectus carefully before you invest.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” on page 1 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The shares of our common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is currently listed on the NYSE Amex Equities U.S. Market under the symbol “PKT.” On January 12, 2010, the last reported sales price for our common stock was $0.61 per share. As of January 12, 2010, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $55,782,932, which was calculated based on 91,447,429 shares of outstanding common stock held by non-affiliates and on a price of $0.61 per share, the closing price of our common stock on January 12, 2010. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement and/or free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell up to 18,000,000 shares of our common stock in one or more offerings. Each time we sell any of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also use the prospectus supplement to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

We may sell shares of our common stock through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of common stock. The prospectus supplement, which we will prepare and file with the SEC each time we offer shares of common stock, will set forth the names of any underwriters, agents or others involved in the sale of common stock, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SUMMARY

Procera Networks, Inc.

We are a provider of broadband bandwidth management and control products for broadband communications networks. Our products enable network congestion management, network operating intelligence, and subscriber or user service management. Our products are based upon proprietary network traffic identification technology based upon deep-packet inspection, or DPI, capabilities, as well as network reporting functions. Our products are used by entities that have a broadband network, including communications service providers, universities, enterprises and government entities. The communications service providers that use our products include cable, telephone and mobile communications companies.

Our products include software applications running on a high performance hardware platform. The high performance hardware platform is designed to handle broadband network throughput ranging from 4 megabytes per second to 40 gigabytes per second per device. Multiple devices can be deployed in a synchronized cluster, linearly scaling to 64 devices and through-put of 2.5 terabytes per second.

Network administrators typically use our products to monitor network use or traffic on an application and user-specific basis in real-time. Our products enable network administrators to improve network utilization, thereby reducing additional infrastructure investment. Our software application is branded PacketLogic TM. The PacketLogic software application has five functional modules: traffic identification and classification, traffic shaping, traffic filtering, flow statistics and web-based statistics.

We were incorporated in 2002, and in October 2003, we merged with Zowcom, Inc., a publicly-traded Nevada corporation. Our principal executive offices are located at 100 Cooper Court, Los Gatos, CA 95032. Further information can be found on our website: www.proceranetworks.com. Information found on our website is not incorporated by reference into this prospectus. Our telephone number is (408) 890-7100.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. The prospectus supplement applicable to a particular offering of common stock will contain a discussion of the risks applicable to an investment in Procera and to the shares of common stock that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus or any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our shares of common stock covered by this prospectus for general working capital purposes, including:

•	Procuring inventory for sale to our customers;

•	Increasing our research and development activities, including hiring additional software engineers; and

•	Increasing our sales and marketing activities, including hiring additional sales and marketing employees.

We may also use a portion of the net proceeds to pay down debt, or to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in demand deposits, money market accounts or in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell shares of our common stock through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters;

•	the purchase price of the shares of our common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the shares of our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to our purchase shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

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We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

McDonald Carano Wilson LLP will pass upon the validity of the common stock being offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PMB Helin Donovan LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Procera Networks, Inc.  The SEC’s Internet site can be found at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling the registrant pursuant to the provisions described in Item 15 of the registration statement or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

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IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	our Form 10-K Annual Report for the fiscal year ended December 31, 2008 and filed on March 16, 2009 (File No. 001-33691);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the SEC on May 18, 2009, August 12, 2009 and November 9, 2009, respectively;

•	our Current Reports on Form 8-K filed March 19, 2009, April 13, 2009, April 30, 2009, May 8, 2009, July 17, 2009, November 4, 2009, November 17, 2009 and December 11, 2009; and

•
the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on September 19, 2007 (File No. 001-33691), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Procera Networks, Inc.
100-C Cooper Court.
Los Gatos, California 95032
(408) 890-7100
Attn: Corporate Secretary

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the registrant in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC Registration Fee	$706
Legal fees and expenses	$100,000
Accounting fees and expenses	$50,000
Printing, transfer agent fees and miscellaneous expenses	$50,000
Total	$200,706

Item 15. Indemnification of Directors and Officers

The Registrant’s bylaws and certificate of incorporation provide for the mandatory indemnification of its directors, officers, and to the extent authorized by the board of directors, employees and other agents, to the maximum extent permitted by the Nevada General Corporation Law, or Nevada law, and the Registrant has entered into agreements with certain of its officers and directors providing for their indemnification with respect to certain matters. The Registrant carries director and officer liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee, or agent of the corporation, or of another entity for which such person is or was serving in such capacity at the request of the corporation, who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of corporation, however, no indemnification may be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that unless discretionary indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders; by a majority vote of a quorum of the board of directors who were not parties to the action, suit, or proceeding; or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws, or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

In addition, the registrant has entered into indemnity agreement that require the registrant to indemnify the directors and officers of the registrant against expenses and certain other liabilities arising out of their conduct on behalf of the registrant to the maximum extent and under all circumstances permitted by law.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

2.1
Agreement and Plan of Merger by and between Zowcom, Inc. and the Company, dated June 24, 2003, included as Exhibit A to our Preliminary Proxy Statement on Schedule 14A filed on August 25, 2003 and incorporated herein by reference.

2.2
First Amended and Restated Stock Exchange Agreement and Plan of Reorganization dated August 18, 2006 by and between Procera the Company and the Sellers of Netintact included as Exhibit 2.1 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

2.3	Form of Closing Date Warrant Agreement dated August 18, 2006 included as Exhibit 2.2 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

2.4	Form of Incentive Warrant Agreement dated August 18, 2006 included as Exhibit 2.3 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

2.5	Voting Agreement dated August 18, 2006 included as Exhibit 2.5 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

4.1	Articles of Incorporation filed on July 16, 2001, filed as Exhibit 3.1 to our registration statement on Form SB-2 filed on February 11, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to Articles of Incorporation filed on October 12, 2005, filed as Exhibit 99.1 to our current report on Form 8-K filed on October 13, 2005 and incorporated herein by reference.

4.3	Certificate of Amendment to Articles of Incorporation filed on April 28, 2008, filed as Exhibit 3.3 to our quarterly report on Form 10-Q filed on May 12, 2008 and incorporated herein by reference.

4.4	Amended and Restated Bylaws adopted on August 16, 2007, filed as Exhibit 3.4 to our quarterly report on Form 10-Q filed on May 12, 2008 and incorporated herein by reference.

4.5	Specimen Certificate of Common Stock.

4.6	Form of Warrant Agreement for July 2007 offering included as Exhibit 4.3 to our Form SB-2 filed on October 5, 2007 and incorporated herein by reference.

4.7	Form of Warrant agreement for November 2006 offering included as Exhibit 2.2 to our current report on Form 8-K filed on December 6, 2006 and incorporated herein by reference.

4.8	Form of Warrant Agreement for December 2004 offering included as Exhibit 10.3 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.9	Form of Warrant Agreement for December 2004 offering included as Exhibit 10.4 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.10	Form of Warrant Agreement for June 2003 offering included as Exhibit 4.15 to our form SB-2 filed on October 5, 2007 and incorporated herein by reference.

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of PMB Helin Donovan LLP, Independent Registered Public Accounting Firm.

23.2	Consent of McDonald Carano Wilson LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

*	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in our reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall of 1933 be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on January 12, 2010.

PROCERA NETWORKS, INC.

By:	/s/ James F. Brear
James F. Brear Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Brear and Charles Constanti, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James F. Brear	Chief Executive Officer and Director	January 12, 2010
James F. Brear	(Principal Executive Officer)

/s/ Charles Constanti	Vice President and Chief Financial Officer	January 12, 2010
Charles Constanti	(Principal Financial and Accounting Officer)

/s/ Scott McClendon	Director	January 12, 2010
Scott McClendon

/s/ Tom Saponas	Director	January 12, 2010
Tom Saponas

/s/ Staffan Hillberg	Director	January 12, 2010
Staffan Hillberg

/s/ Mary Losty	Director	January 12, 2010
Mary Losty

INDEX TO EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

2.1
Agreement and Plan of Merger by and between Zowcom, Inc. and the Company, dated June 24, 2003, included as Exhibit A to our Preliminary Proxy Statement on Schedule 14A filed on August 25, 2003 and incorporated herein by reference.

2.2
First Amended and Restated Stock Exchange Agreement and Plan of Reorganization dated August 18, 2006 by and between Procera the Company and the Sellers of Netintact included as Exhibit 2.1 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

2.3	Form of Closing Date Warrant Agreement dated August 18, 2006 included as Exhibit 2.2 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

2.4	Form of Incentive Warrant Agreement dated August 18, 2006 included as Exhibit 2.3 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

2.5	Voting Agreement dated August 18, 2006 included as Exhibit 2.5 to our Form 8-K filed on August 31, 2006 and incorporated herein by reference.

4.1	Articles of Incorporation filed on July 16, 2001, filed as Exhibit 3.1 to our registration statement on Form SB-2 filed on February 11, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to Articles of Incorporation filed on October 12, 2005, filed as Exhibit 99.1 to our current report on Form 8-K filed on October 13, 2005 and incorporated herein by reference.

4.3	Certificate of Amendment to Articles of Incorporation filed on April 28, 2008, filed as Exhibit 3.3 to our quarterly report on Form 10-Q filed on May 12, 2008 and incorporated herein by reference.

4.4	Amended and Restated Bylaws adopted on August 16, 2007, filed as Exhibit 3.4 to our quarterly report on Form 10-Q filed on May 12, 2008 and incorporated herein by reference.

4.5	Specimen Certificate of Common Stock.

4.6	Form of Warrant Agreement for July 2007 offering included as Exhibit 4.3 to our Form SB-2 filed on October 5, 2007 and incorporated herein by reference.

4.7	Form of Warrant agreement for November 2006 offering included as Exhibit 2.2 to our current report on Form 8-K filed on December 6, 2006 and incorporated herein by reference.

4.8	Form of Warrant Agreement for December 2004 offering included as Exhibit 10.3 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.9	Form of Warrant Agreement for December 2004 offering included as Exhibit 10.4 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.10	Form of Warrant Agreement for June 2003 offering included as Exhibit 4.15 to our form SB-2 filed on October 5, 2007 and incorporated herein by reference.

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of PMB Helin Donovan LLP, Independent Registered Public Accounting Firm.

23.2	Consent of McDonald Carano Wilson LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

*	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.